EXHIBIT 99.1

UPDATE ON SINOBIOMED’S ACQUISITION OF
CHINESE PHARMACEUTICAL DISTRIBUTOR

SINOBIOMED BOOKS ACQUSITION’S REVENUE FOR
SIX MONTHS ENDED JUNE 30, 2007 OF US$11.3 MILLION

Shanghai, China - October 17, 2007 - Sinobiomed Inc. ("Sinobiomed", or "the Company") (OTCBB: SOBM) is pleased to update on the acquisition, by its 82% owned subsidiary, Shanghai Wanxing Bio-pharmaceuticals Co., Ltd. ("Shanghai Wanxing"), of Suzhou Boai Medical Development Co., Ltd. ("Suzhou Boai").

On August 26, 2007, the equity owners of Suzhou Boai holding 90% of the equity of Suzhou Boai formally transferred their equity ownership of Suzhou Boai to Shanghai Wanxing. As of August 26, 2007, Shanghai Wanxing is registered as the 90% equity owner of Suzhou Boai. All the equity owners of Suzhou Boai have transferred all of their equity to Shanghai Wanxing, except for one equity owner who will retain a 10% interest, for a transfer price of approximately USD$2.4 million. The transfer follows Sinobiomed’s signing, on August 6, 2007, of a formal Equity Transfer Contract with the equity owners of Suzhou Boai to acquire a 90% interest in Suzhou Boai, a pharmaceutical distribution firm.

With the completion of the transfer, Sinobiomed booked Suzhou Boai’s unaudited revenue to June 30, 2007, which was US$11,300,810. Suzhou Boai’s revenue to December 31, 2006 was US$18,298,863, according to the US GAAP audit filed on October 16, 2007.

The transfer gives Shanghai Wanxing control of Suzhou Boai, which is GSP certified by the Chinese State Food and Drug Administration (SFDA). GSP stands for Good Supply Practice, and certification safeguards the safety and quality of pharmaceutical products in business transactions. The pharmaceutical distribution company, located in Suzhou, about 100 km east of Shanghai, has two wholly owned subsidiaries; one sells vaccines, the other medical devices. Suzhou Boai is engaged in the wholesale supply of biological products, chemical medicines and Chinese traditional medicine in southern and east central China.

The acquisition of Suzhou Boai is the first step of Sinobiomed’s expansion strategy. The Company intends to acquire another distributor in northern China, as well as target pharmaceutical companies with manufacturing capability and existing product lines for acquisition. Sinobiomed’s near-term objective is to develop a large-scale, highly profitable integrated pharmaceutical enterprise that develops, manufactures and distributes a broad range of market-driven products that leverage its innovative biotechnology patents and processes.

"The acquisition of Suzhou Boai's well developed product distribution network -- in combination with Shanghai Wanxing's existing products, robust product pipe line and GMP certification -- is expected to accelerate and expand sales and revenue," according to Shanghai Wanxing President and CEO, Banjun Yang. “We intend to build on Suzhou Boai’s current customer base as well as widen our market penetration in China.”

ABOUT SINOBIOMED INC.

Sinobiomed Inc. is a leading Chinese developer of genetically engineered recombinant protein drugs and vaccines. Based in Shanghai, Sinobiomed currently has 10 products approved or in development: three on the market, four in clinical trials and three in research and development. The Company’s products respond to a wide range of diseases and conditions, including malaria, hepatitis, surgical bleeding, cancer, rheumatoid arthritis, diabetic ulcers and burns, and blood cell regeneration. (www.sinobiomed.com)

Contact:

Sinobiomed Investor Relations
Toll Free: 1-866-588-0829
Email: info@sinobiomed.com

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